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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

The undersigned hereby agree to jointly file a statement on Schedule 13D, together with any amendments thereto (collectively, the "Schedule 13Ds"), with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.

This Joint Filing Agreement, which shall be effective as of July 25, 2001, may be signed in counterpart copies.


Dated: August 2, 2001                     /s/      Patricio Alvarez Morphy Camou
                                          --------------------------------------
                                          Patricio Alvarez Morphy Camou

Dated: August 2, 2001                     /s/      Javier Alvarez Morphy Camou
                                          --------------------------------------
                                          Agent for Luis Alvarez Morphy Camou

Dated: August 2, 2001                     /s/      Javier Alvarez Morphy Camou
                                          --------------------------------------
                                          Javier Alvarez Morphy Camou